FNF Reports First Quarter 2019 Diluted EPS of $0.74 and Adjusted Diluted EPS of $0.43, Pre-Tax Title Margin of 19.2% and Adjusted Pre-Tax Title Margin of 11.3%

Jacksonville, Fla. - (April 24, 2019) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the three-month period ended March 31, 2019.

•	Total revenue of approximately $1.7 billion in the first quarter versus $1.7 billion in the first quarter of 2018

•	First quarter net earnings of $206 million and adjusted net earnings of $118 million versus net earnings of $97 million and adjusted net earnings of $118 million for the first quarter of 2018

•	First quarter diluted EPS of $0.74 and adjusted diluted EPS of $0.43 versus diluted EPS of $0.35 and adjusted diluted EPS of $0.42 in the first quarter of 2018

•
Realized gains were $142 million in the first quarter versus realized gains of $1 million in the first quarter of 2018, primarily due to the adoption of a new accounting standard in 2018 that requires mark to market accounting treatment of equity and preferred stock securities and recognition of the related changes in fair value in realized gains and losses, whether the securities were disposed of in the quarter or continue to be held in our investment portfolio

Title

•	Total revenue of approximately $1.7 billion versus approximately $1.6 billion in total revenue in the first quarter of 2018

•	Pre-tax earnings of $292 million and adjusted pre-tax earnings of $172 million versus pre-tax earnings of $163 million and adjusted pre-tax earnings of $186 million in the first quarter of 2018

•	Pre-tax title margin of 19.2% and adjusted pre-tax title margin of 11.3% versus pre-tax title margin of 10.3% and adjusted pre-tax title margin of 11.7% in the first quarter of 2018

•	First quarter purchase orders opened decreased 6% on a daily basis and purchase orders closed decreased 9% on a daily basis versus the first quarter of 2018

•
Total commercial revenue of $228 million, a 1% decrease versus total commercial revenue in the first quarter of 2018, driven by a 5% decrease in closed orders offset by a 4% increase in total commercial fee per file; first quarter total commercial orders opened decreased 6% compared to the prior year

•	Overall first quarter average fee per file of $2,567, a 10% increase versus the first quarter of 2018

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
January 2019	142,000	65%	81,000	66%
February 2019	135,000	66%	81,000	65%
March 2019	161,000	65%	101,000	66%

First Quarter 2019	438,000	65%	263,000	66%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
January 2018	158,000	62%	101,000	58%
February 2018	148,000	66%	96,000	62%
March 2018	172,000	69%	116,000	66%

First Quarter 2018	478,000	66%	313,000	62%

* Includes an immaterial number of non-purchase and non-refinance orders

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
First Quarter 2019 - Total Commercial	49,800	30,000	$228	$7,600
First Quarter 2018 - Total Commercial	52,800	31,500	$230	$7,300

"The first quarter was a strong start to the year for our title business, as we generated adjusted pre-tax title earnings of $172 million and an 11.3% adjusted pre-tax title margin," said Chairman William P. Foley, II. "The 11.3% adjusted pre-tax title margin was only a 40 basis point, or 3%, decline from the first quarter of 2018, despite a 16% decrease in direct orders closed, comprised of a 9% decline in purchase orders closed, a 21% decline in refinance orders closed and a 5% decline in total commercial orders closed. Additionally, the recent decline in mortgage rates has allowed for an increase in refinance open order counts, as March refinance orders opened increased by 16% versus March of 2018 and the first three weeks of April saw an increase of 42% over the prior year period. Also, while first quarter purchase orders opened declined by 6% versus the first quarter of 2018, the first three weeks of April saw a decline of only 2% versus the prior year period. We remain optimistic that the strong economy, stable or declining mortgage rates, slower home price appreciation and the possibility of increased residential supply will also provide the backdrop for a restart of the strength in the residential purchase market as we move into the seasonally stronger spring and summer months.

"With respect to the acquisition of Stewart Information Services, we continue to respond to the Second Request of the FTC. We have also filed a new Form A application with the New York State Department of Financial Services, which disapproved a prior application, to acquire control of Stewart Title Insurance Company. We will continue to respond to the FTC's Second Request and maintain discussions with all other relevant regulatory bodies to seek approval of the proposed acquisition. We remain confident that the Stewart acquisition will create meaningful long-term value for our shareholders."

Conference Call
We will host a call with investors and analysts to discuss first quarter 2019 FNF results on Thursday, April 25, 2019, beginning at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 4:00 p.m. Eastern Time on April 25, 2019, through May 2, 2019, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 465966.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted pre-tax earnings, adjusted pre-tax earnings as a percentage of adjusted revenue (adjusted pre-tax title margin), adjusted net earnings, and adjusted EPS.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; the risk that the necessary regulatory approvals of our acquisition of Stewart Information Services Corporation ("Stewart") may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the closing conditions to the proposed Stewart merger may not be satisfied in a timely manner; the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").

FNF-E

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2019
Direct title premiums	$440	$440	$—
Agency title premiums	552	552	—
Escrow, title related and other fees	534	481	53
Total title and escrow	1,526	1,473	53

Interest and investment income	54	48	6
Realized gains and losses, net	142	142	—
Total revenue	1,722	1,663	59

Personnel costs	592	551	41
Agent commissions	421	421	—
Other operating expenses	344	315	29
Depreciation and amortization	44	39	5
Claim loss expense	45	45	—
Interest expense	12	—	12
Total expenses	1,458	1,371	87

Pre-tax earnings (loss)	$264	$292	$(28)

Non-GAAP adjustments before taxes
Realized (gains) and losses, net	(142)	(142)	—
Purchase price amortization	27	22	5
Transaction costs	2	—	2
Total non-GAAP adjustments before taxes	$(113)	$(120)	$7

Adjusted pre-tax earnings (loss)	$151	$172	$(21)
Adjusted pre-tax margin	9.6%	11.3%	—

Pre-tax earnings (loss)	$264	$292	$(28)
Income tax expense (benefit)	65	71	(6)
Earnings from equity investments	7	7	—

Net earnings (loss) attributable to FNF, Inc. common shareholders	$206	$228	$(22)

EPS attributable to FNF, Inc. common shareholders - basic	$0.75
EPS attributable to FNF, Inc. common shareholders - diluted	$0.74

FNF, Inc. weighted average shares - basic	273
FNF, Inc. weighted average shares - diluted	277

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2019
Net earnings (loss) attributable to FNF, Inc. common shareholders	$206	$228	$(22)

Total non-GAAP, pre-tax adjustments	$(113)	$(120)	$7
Income taxes on non-GAAP adjustments	28	30	(2)
Noncontrolling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$(88)	$(93)	$5

Adjusted net earnings (loss) attributable to FNF, Inc. common shareholders	$118	$135	$(17)

Adjusted EPS attributable to FNF, Inc. common shareholders - diluted	$0.43

Direct orders opened (000's)	438	438
Direct orders closed (000's)	263	263
Fee per file	$2,567	$2,567
Actual title claims paid	$49

Cash flows used in operations	$(4)

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2018
Direct title premiums	$472	$472	$—
Agency title premiums	564	564	—
Escrow, title related and other fees	618	516	102
Total title and escrow	1,654	1,552	102

Interest and investment income	38	37	1
Realized gains and losses, net	1	1	—
Total revenue	1,693	1,590	103

Personnel costs	607	579	28
Agent commissions	431	431	—
Other operating expenses	423	330	93
Depreciation and amortization	47	40	7
Claim loss expense	47	47	—
Interest expense	11	—	11
Total expenses	1,566	1,427	139

Pre-tax earnings (loss)	$127	$163	$(36)

Non-GAAP adjustments before taxes
Realized (gains) and losses, net	(1)	(1)	—
Purchase price amortization	29	23	6
Other adjustments	3	1	2
Total non-GAAP adjustments before taxes	$31	$23	$8

Adjusted pre-tax earnings (loss)	$158	$186	$(28)
Adjusted pre-tax margin	9.3%	11.7%	—

Pre-tax earnings (loss)	$127	$163	$(36)

Income tax expense (benefit)	31	40	(9)
Earnings from equity investments	2	1	1
Non-controlling interests	1	1	—

Net earnings (loss) attributable to FNF, Inc. common shareholders	$97	$123	$(26)

EPS attributable to FNF, Inc. common shareholders - basic	$0.36
EPS attributable to FNF, Inc. common shareholders - diluted	$0.35

FNF, Inc. weighted average shares - basic	273
FNF, Inc. weighted average shares - diluted	280

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2018
Net earnings (loss) attributable to FNF, Inc. common shareholders	$97	$123	$(26)

Total non-GAAP, pre-tax adjustments	$31	$23	$8
Income taxes on non-GAAP adjustments	(7)	(5)	(2)
Noncontrolling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$21	$15	$6

Adjusted net earnings (loss) attributable to FNF, Inc. common shareholders	$118	$138	$(20)

Adjusted EPS attributable to FNF, Inc. common shareholders - diluted	$0.42

Direct orders opened (000's)	478	478
Direct orders closed (000's)	313	313
Fee per file	$2,344	$2,344
Actual title claims paid	$51	$51

Cash flows provided by operations	$18

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Quarterly Opened Orders ('000's except % data)
Total opened orders*	438	379	456	505	478	445	501	524
Total opened orders per day*	7.2	6.0	7.2	7.9	7.7	7.2	8.0	8.2
Purchase % of opened orders	65%	67%	69%	71%	66%	60%	62%	66%
Refinance % of opened orders	35%	33%	31%	29%	34%	40%	38%	34%
Total closed orders*	263	301	339	362	313	357	367	370
Total closed orders per day*	4.3	4.8	5.4	5.7	5.0	5.8	5.8	5.8
Purchase % of closed orders	66%	69%	71%	71%	62%	61%	65%	67%
Refinance % of closed orders	34%	31%	29%	29%	38%	39%	35%	33%

Commercial (millions, except orders in '000's)
Total commercial revenue	$228	$324	$271	$276	$230	$288	$250	$261
Total commercial opened orders	49.8	46.0	48.9	54.2	52.8	46.3	48.3	50.8
Total commercial closed orders	30.0	35.2	31.2	35.1	31.5	33.2	33.4	33.6

National commercial revenue	$123	$189	$150	$147	$122	$165	$138	$148
National commercial opened orders	20.6	19.1	19.8	23.0	21.1	19.0	19.9	22.0
National commercial closed orders	10.5	13.2	12.0	12.9	11.2	12.1	13.1	13.3

Total Fee Per File
Fee per file	$2,567	$2,803	$2,623	$2,579	$2,344	$2,425	$2,368	$2,428
Residential and local commercial fee per file	$2,187	$2,275	$2,261	$2,253	$2,027	$2,032	$2,066	$2,104
Residential fee per file	$1,919	$1,955	$2,008	$2,012	$1,789	$1,784	$1,856	$1,895
Total commercial fee per file	$7,600	$9,200	$8,700	$7,900	$7,300	$8,700	$7,500	$7,800
National commercial fee per file	$11,700	$14,400	$12,500	$11,400	$10,900	$13,600	$10,500	$11,100

Total Staffing
Total field operations employees	10,000	10,200	10,800	11,000	10,900	11,200	11,700	11,300
* Includes an immaterial number of non-purchase and non-refinance orders

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	FNF, Inc. March 31, 2019	FNF, Inc. December 31, 2018
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$4,616	$4,806
Goodwill	2,727	2,726
Title plant	405	405
Total assets	9,647	9,301
Notes payable	837	836
Reserve for title claim losses	1,483	1,488
Secured trust deposits	709	822
Redeemable non-controlling interests	344	344
Non-redeemable non-controlling interests	(5)	(2)
Total equity and non-controlling interests	5,109	4,972
Total equity attributable to common shareholders	4,770	4,630

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